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                                                     EXHIBIT 24.2

                INDEPENDENT AUDITOR'S CONSENT






We consent to the use in Amendment No. 3 to the Registration Statement on Form SB-2 and related Prospectus of Premier Concepts, Inc. of our report dated April 5, 1996, accompanying the financial statements of Premier Concepts, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




HEIN + ASSOCIATES LLP


Denver, Colorado
October 24, 1996